Exhibit 99.1

NETLIST REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

IRVINE, CALIFORNIA, March 27, 2015 - Netlist, Inc. (NASDAQ: NLST), a leading provider of high performance memory solutions for the cloud computing and storage markets, today reported financial results for the fourth quarter and full year ended December 27, 2014.

Revenues for the three months ended December 27, 2014, were $2.5 million, compared to revenues of $7.7 million for the fourth quarter ended December 28, 2013.  Gross loss for the three months ended December 27, 2014, was ($0.1) million compared to a gross profit of $1.9 million, for the fourth quarter ended December 28, 2013.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was a loss of ($4.8) million for the fourth quarter ended December 27, 2014, compared to an adjusted EBITDA loss of ($0.5) million for the prior year period.

Net loss for the fourth quarter ended December 27, 2014, was ($5.8) million, or ($0.14) loss per share, compared to a net loss in the prior year period of ($1.6) million, or ($0.05) loss per share.  These results include stock-based compensation expense of $0.5 million for the fourth quarter of 2014, compared to $0.4 million for the fourth quarter of 2013.

Revenues for the twelve months ended December 27, 2014, were $19.2 million, compared to revenues of $23.0 million for the twelve months ended December 28, 2013.  Gross profit for the twelve months ended December 27, 2014, was $4.0 million, or 20.7 percent of revenues, compared to a gross profit of $3.1 million, or 13.5 percent of revenues, for the twelve months ended December 28, 2013.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) loss was ($12.9) million for the twelve months ended December 27, 2014, compared to an adjusted EBITDA loss of ($8.3) million for the prior year period.

Net loss for the twelve months ended December 27, 2014, was ($15.4) million, or ($0.38) loss per share, compared to a net loss in the prior year period of ($10.8) million, or ($0.35) loss per share.  These results include stock-based compensation expense of $2.0 million and $1.7 million for the twelve month periods ended December 27, 2014 and December 28, 2013, respectively.

As of December 27, 2014, cash and cash equivalents and restricted cash were $11.7 million, total assets were $16.2 million, working capital was $7.9 million, total debt, net of debt discounts, was $5.8 million, and stockholders’ equity was $4.7 million.

Commenting on the results, C.K. Hong, Netlist’s Chief Executive Officer, stated, “Our 2014 performance reflects ongoing investment in the development of our next generation NVvault product lines and HyperVault - the fastest next generation hybrid memory solution, as well as investment in our intellectual property portfolio. Netlist continues to be a pioneer in high performance memory for the enterprise computing and storage space. The technologies we have developed, including NVvault and EXPRESSvault, are gaining considerable industry validation and support, particularly with their enablement on the memory channel. We remain confident that we are well positioned to participate in the growth of these expanding markets over the next few years.”

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, March 27, 2015 at 10:00 a.m. Eastern Time to review the company’s results for the fourth quarter and full year ended December 27, 2014.  The dial-in number for the call is 1-412-858-4600.  The live webcast and archived replay of the call can be accessed in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), may be considered non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring Netlist’s available capital resources, the operating performance of Netlist’s business and Netlist’s cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization, stock-based compensation and net other expense that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Netlist’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

Adjusted EBITDA loss is a non-GAAP measure in which the net interest expense, provision for income taxes, depreciation, amortization, stock-based compensation and net other expense are added back to the GAAP basis loss. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the condensed consolidated financial statements portion of this release under the heading “Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA.”

About Netlist:

Netlist, Inc. designs and manufactures high-performance, logic-based memory subsystems for server and storage applications for cloud computing. Netlist’s flagship products include NVvault® and EXPRESSvault™, a family of hybrid memory products that significantly accelerate system performance and provide mission critical fault tolerance, as well as HyperVault, its next generation hybrid memory solution which is under development and greatly expands the performance and capacity of DRAM channel storage. The Company’s product offering also includes HyperCloud®, a patented memory technology that breaks traditional performance barriers, and a broad portfolio of industrial Flash and specialty memory subsystems including VLP (very low profile) DIMMs and Planar-X RDIMMs. Netlist has steadily invested in and grown its worldwide IP portfolio, which now includes 88 issued and pending patents in the areas of high performance memory and hybrid memory technologies.

Netlist develops technology solutions for customer applications in which high-speed, high-capacity, small form factor and efficient heat dissipation are key requirements for system memory. These customers include OEMs and hyperscale datacenter operators that design and build servers, storage systems and high-performance computing clusters, engineering workstations and telecommunications equipment. Founded in 2000, Netlist is headquartered in Irvine, CA with manufacturing facilities in Suzhou, People’s Republic of China. Learn more at www.netlist.com.

Safe Harbor Statement:

This news release contains forward-looking statements regarding future events and the future performance of Netlist. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected. These risks and uncertainties include, but are not limited to, risks associated with the launch and commercial success of our products, programs and technologies; the success of product partnerships; continuing development, qualification and volume production of Hypervault™, EXPRESSvault™, NVvault®, HyperCloud® and VLP Planar-X RDIMM; the timing and magnitude of the decrease in sales to our key customer; our ability to leverage our NVvault® and EXPRESSvault™ technology in a more diverse customer base; the rapidly-changing nature of technology; risks associated with intellectual property, including risks associated with the inherent uncertainty of the litigation process, and we can provide no assurance that our efforts to mitigate the effects of the jury verdict will be successful, patent infringement litigation against us as well as the costs and unpredictability of litigation over infringement of our intellectual property and the possibility of our patents being reexamined by the United States Patent and Trademark office; volatility in the pricing of DRAM ICs and NAND; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in the Company’s and its customers’ product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; the Company’s ability to attract and retain skilled personnel; the Company’s reliance on suppliers of critical components and vendors in the supply chain; fluctuations in the market price of critical components; evolving industry standards; and the political and regulatory environment in the People’s Republic of China. Other risks and uncertainties are described in the Company’s annual report on Form 10-K filed on March 18, 2014, and subsequent filings with the U.S. Securities and Exchange Commission made by the Company from time to time. Except as required by law, Netlist undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(Tables Follow)

For more information, please contact:

Brainerd Communicators, Inc.	Netlist, Inc.
Mike Smargiassi or Jenny Perales	Gail M. Sasaki
NLST@braincomm.com	Chief Financial Officer
(212) 986-6667	(949) 435-0025

Netlist, Inc.
Consolidated Balance Sheets
(in thousands)

	December 27, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$11,040	$6,701
Restricted cash	700	1,100
Accounts receivable, net	1,091	4,866
Inventories	1,880	2,620
Prepaid expenses and other current assets	988	823
Total current assets	15,699	16,110
Property and equipment, net	393	1,143
Other assets	150	422
Total assets	$16,242	$17,675
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,957	$3,795
Accrued payroll and related liabilities	710	635
Accrued expenses and other current liabilities	420	533
Accrued engineering charges	500	500
Current portion of long-term debt, net of debt discount	2,205	—
Total current liabilities	7,792	5,463
Long-term debt, net of current portion and debt discount	3,632	5,099
Long-term warranty liability	99	100
Total liabilities	11,523	10,662
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock	—	—
Common stock	41	31
Additional paid-in capital	117,546	104,469
Accumulated deficit	(112,868)	(97,487)
Total stockholders’ equity	4,719	7,013
Total liabilities and stockholders’ equity	$16,242	$17,675

Netlist, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
Net sales	$2,516	$7,730	$19,195	$23,048
Cost of sales(1)	2,629	5,831	15,231	19,943
Gross profit (loss)	(113)	1,899	3,964	3,105
Operating expenses:
Research and development(1)	1,280	938	4,835	4,568
Intellectual property legal fees	2,419	804	6,138	2,115
Selling, general and administrative(1)	1,611	1,387	6,796	6,267
Total operating expenses	5,310	3,129	17,769	12,950
Operating loss	(5,423)	(1,230)	(13,805)	(9,845)
Other expense (net):
Interest expense, net	(393)	(390)	(1,574)	(932)
Other income, net	5	28	—	20
Total other expense, net	(388)	(362)	(1,574)	(912)
Loss before provision for income taxes	(5,811)	(1,592)	(15,379)	(10,757)
Provision for income taxes	—	—	2	9
Net loss	$(5,811)	$(1,592)	$(15,381)	$(10,766)
Net loss per common share:
Basic and diluted	$(0.14)	$(0.05)	$(0.38)	$(0.35)
Weighted-average common shares outstanding:
Basic and diluted	41,483	31,752	40,304	30,881

(1) Amounts include stock-based compensation expense as follows:
Cost of sales	$14	$12	$56	$49
Research and development	178	148	726	588
Selling, general and administrative	269	263	1,230	1,032

Netlist, Inc.
Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(in thousands)

	Three Months Ended		Year Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
GAAP net loss	$(5,811)	$(1,592)	$(15,381)	$(10,766)
Interest expense, net	393	390	1,574	932
Provision for income taxes	—	—	2	9
Depreciation and amortization	160	310	882	1,476
EBITDA (loss)	(5,258)	(892)	(12,923)	(8,349)
Stock-based compensation	461	423	2,012	1,669
Other (income) expense, net	(5)	(28)	—	20
Adjusted EBITDA (loss)	$(4,802)	$(497)	$(10,911)	$(6,660)